701 BRAZOS STREET SUITE 1100 AUSTIN, TEXAS 78701 TELEPHONE: 737.309.7000 WWW.MOFO.COM
MORRISON FOERSTER LLP
AUSTIN, BEIJING, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, MIAMI, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C.
Exhibit 5.1
April 6, 2023
Board of Directors
Krystal Biotech, Inc.
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Krystal Biotech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale by the Company of the following securities: (i) shares of common stock, par value $0.00001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); (v) rights to purchase Common Stock or Preferred Stock (the “Rights”) and (vi) units consisting of two or more of the types of securities referred to above (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Rights, the “Securities”), all of which may be offered and sold from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.
As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action (“Board Action”) of the Board of Directors of the Company or a duly authorized committee of such Board of Directors in accordance with the Company’s Certificate of Incorporation (as amended, the “Charter”) and bylaws and applicable provisions of Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any

Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Preferred Stock will be issued in one or more series and the number of shares and the designation, powers, preferences and rights of the Preferred Stock of such series and any qualifications, limitations or restrictions thereon, will be set forth in a certificate of designation (each, a “Certificate of Designation”); (vii) any Debt Securities will be issued under the form of indenture, to be between the Company and a bank, trust company, or other financial institution identified therein as trustee (the “Trustee”) filed as Exhibit 4.5 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”); (viii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a bank, trust company, or other financial institution identified therein as warrant agent (each a “Warrant Agreement”); (ix) any Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) each to be entered into by the Company and a rights agent (each, a “Rights Agent”) (x) any Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be entered into by the company and a unit agent (each, a “Unit Agent”); (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xii) the Company will remain a Delaware corporation; (xiii) upon the issuance of any shares of Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (xiv) upon the issuance of any Preferred Stock, including Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xv) with respect to any Preferred Stock, a Certificate of Designation relating to the Preferred Stock to be issued by the Company will be adopted by the Board of Directors and the Certificate of Designation will be filed with and accepted for record by the Delaware Secretary of State prior to their issuance; (xvi) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement; (xvii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xviii) the laws of the State of New York will be the governing law with respect to any Indenture, Warrant Agreement, Rights Agreement and Unit Agreement; and (xix) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.
To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that, with respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), that each other party to such Instrument is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to engage in the activities contemplated by such Instrument; that such Instrument will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under the Instrument with all applicable laws and regulations; that such other party will have the requisite organizational and legal power and authority to perform its obligations under the Instrument; and that a Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Commission.
Based upon, subject to and limited by the foregoing, we are of the opinion that:
1.After the Board of Directors of the Company has taken appropriate Board Action, the Common Stock will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Common Stock will be validly issued, fully paid and nonassessable.
2.After the Board of Directors of the Company has taken appropriate Board Action, the Preferred Stock will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.
3.After the Board of Directors of the Company has taken appropriate Board Action and upon the due execution and delivery of an Indenture on behalf of the Company and the Trustee, the Debt Securities will be duly authorized and, upon (a) due authentication by the Trustee, (b) the issuance and delivery of the Debt Securities in accordance with the Registration Statement and the applicable Board Action, and (c) receipt of the consideration therefor by the Company, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
4.After the Board of Directors of the Company has taken appropriate Board Action and upon the due execution and delivery of the Warrant Agreements by the Company and the applicable Warrant Agent and due authentication of the Warrants by such Warrant Agent, the Warrants will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Warrants will constitute valid and binding obligations of the Company.
5.After the Board of Directors of the Company has taken appropriate Board Action and upon the due execution and delivery of the Rights Agreements, the Rights will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Rights will constitute valid and binding obligations of the Company.
6.After the Board of Directors of the Company has taken appropriate Board Action and upon the due execution and delivery of the Unit Agreements, the Units will be duly authorized and, when and if issued and delivered in accordance with the Registration Statement and the applicable Board Action and consideration therefor has been received by the Company, the Units will constitute valid and binding obligations of the Company.
Our opinion that any document is legal, valid and binding is qualified as to:
(a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
(b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
This opinion letter is based as to matters of law solely on (i) the Delaware General Corporation Law, as amended, and (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York).  We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.  As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.
This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Morrison & Foerster LLP
4